Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement of DWS Investment Trust on Form N-1A ("Registration Statement") of our report dated September 23, 2009 relating to the financial statements and financial highlights which appears in the July 31, 2009 Annual Report to Shareholders of DWS Large Company Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 25, 2009